UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):                 December 10, 2015

FIRST GUARANTY BANCSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

Louisiana	001-37621	26-0513559
(State or Other Jurisdiction) of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

400 East Thomas Street, Hammond, LA		70401
(Address of Principal Executive Offices)		(Zip Code)

(985) 345-7685
Registrant's telephone number, including area code:

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                      Other Events

On December 10, 2015 the Board of Directors of First Guaranty Bancshares, Inc. ("First Guaranty") declared a quarterly cash dividend on First Guaranty's outstanding shares of common stock of $0.16 per share.  The dividend will be payable to shareholders of record as of December 24, 2015 and is expected to be paid on December 31, 2015. This is the 90th consecutive quarterly dividend paid to common shareholders.

On November 19, 2015 the Board of Directors of First Guaranty declared a 10 percent common stock dividend on First Guaranty's outstanding shares of common stock.  The record date was December 10, 2015 and the payable date will be December 17, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST GUARANTY BANCSHARES, INC.

Date: December 10, 2015	By:	/s/ Alton B. Lewis, Jr.
Alton B. Lewis, Jr.
Vice Chairman of the Board and Principal Executive Officer